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                                                                 EXHIBIT (15)(b)




                                 GOVERNOR FUNDS

                          ADMINISTRATIVE SERVICES PLAN


         Section 1. Upon the recommendation of the administrator of Governor Funds (the "Trust"), any officer of the Trust is authorized to execute and deliver, in the name and on behalf of the Trust, written agreements in substantially the form attached hereto as Appendix A or in any other form duly approved by the Board of Trustees ("Servicing Agreements") with financial institutions which are shareholders of record or which have a servicing relationship ("Service Organizations") with the beneficial owners of a class of the Trust's shares of beneficial interest ("Shares") of one or more of the Trust's investment portfolios (such portfolios hereinafter individually called a "Fund" and collectively the "Funds"). Such Servicing Agreements shall require the Service Organizations to provide administrative support services as set forth therein and as described in the Trust's applicable Prospectuses to their customers who own of record or beneficially Shares in consideration for a fee, computed daily and paid monthly in the manner set forth in the Servicing Agreements, at the annual rate of up to .25% of the average daily net asset value of Shares owned of record or beneficially by such customers. Any bank, trust company, thrift institution, broker-dealer (including without limitation, the Trust's adviser, BISYS Fund Services Limited Partnership, d/b/a BISYS Fund Services, and their affiliates) or other financial institution is eligible to become a Service Organization and to receive fees under this Plan. All expenses incurred by the Trust with respect to Shares of a particular class in connection with the Servicing Agreements and the implementation of this Plan shall be borne entirely by the holders of Shares of that class.

         Section 2. So long as this Plan is in effect, the administrator shall provide to the Trust's Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made.

         Section 3. The Plan shall not take effect with respect to the Shares of a Fund until it has been approved, together with the form of the Servicing Agreements, by a vote of a majority of the Trustees who are not "interested persons" of the Trust (as defined in the Investment Company Act of 1940) and who have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the "Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on the Plan or such Servicing Agreement, provided, however, that the Plan shall not be implemented for a particular Fund prior to the effective date of the amendment to the Trust's registration statement describing the Plan and its implementation with respect to that Fund.

         Section 4. Unless sooner terminated, this Plan shall continue until June 30, 1999, and thereafter, shall continue automatically for successive annual periods provided such continuance is approved at least annually by a majority of the Board of Trustees, including a majority of the Disinterested Trustees.
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         Section 5. This Plan may be amended at any time with respect to any
Fund by the Board of Trustees, provided that any material amendments of the terms of this Plan shall become effective only upon the approvals set forth in
Section 4.

         Section 6. This Plan is terminable at any time with respect to any Fund by vote of a majority of the Disinterested Trustees.

         Section 7. While this Plan is in effect, the selection and nomination of those Disinterested Trustees shall be committed to the discretion of the Trust's Disinterested Trustees.

         Section 8. This Plan has been adopted as of October 5, 1998.

         Section 9. Governor Funds is a business trust organized under Delaware law and under an Agreement and Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Delaware as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Governor Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any of the Funds of the Trust must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.




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                                 GOVERNOR FUNDS
                                  (the "Trust")

                                3435 Stelzer Road
                              Columbus, Ohio 43219

                               SERVICING AGREEMENT
                                       to
                          ADMINISTRATIVE SERVICES PLAN


Ladies and Gentlemen:

         We wish to enter into this Servicing Agreement with you concerning the provision of administrative support services to your customers who may from time to time be the record or beneficial owners of shares (such shares referred to herein as the "Shares") of one or more of the Trust's investment portfolios (individually, a "Fund" and collectively, the "Funds") , which are listed on Appendix A.

         The terms and conditions of this Servicing Agreement are as follows:

         Section 1. You agree to provide the following administrative support services to your customers who may from time to time own of record or beneficially a Fund's Shares:* (i) processing dividend and distribution payments from a Fund on behalf of customers; (ii) providing periodic statements to your customers showing their positions in the Shares; (iii) arranging for bank wires;
(iv) responding to routine customer inquiries relating to services performed by you; (v) providing sub-accounting with respect to the Shares beneficially owned by your customers or the information necessary for sub-accounting; (vi) if required by law, forwarding shareholder communications from a Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to your customers; (vii) forwarding to customers proxy statements and proxies containing any proposals regarding this Agreement or the Administrative Services Plan related hereto; (viii) aggregating and processing purchase, exchange, and redemption requests from customers and placing net purchase, exchange, and redemption orders for your customers; (ix) providing customers with a service that invests the assets of their accounts in the Shares pursuant to specific or pre-authorized instructions; (x) establishing and maintaining accounts and records relating to transactions in the Shares;
(xi) assisting customers in changing dividend or distribution options, account designations and addresses; (xii) developing, maintaining and operating systems necessary to support sweep accounts; or (xiii) other similar services if requested by the Trust.

         Section 2. You will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your


----------

* Services may be added or deleted in a particular Agreement.
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business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services to customers.

         Section 3. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning the Trust, a Fund or its Shares except those contained in our then current prospectus for such shares, copies of which will be supplied by BISYS Fund Services Limited Partnership, d/b/a BISYS Fund Services ("BISYS"), the Trust's distributor, to you, or in such supplemental literature or advertising as may be authorized by the Trust in writing.

         Section 4. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust in any matter or in any respect. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of the Shares by or on behalf of customers. You and your employees will, upon request, be available during normal business hours to consult with the Trust or its designees concerning the performance of your responsibilities under this Agreement.

         Section 5. In consideration for the services and facilities provided by you hereunder, the Trust will pay to you, and you will accept as full payment therefore, a fee at the annual rate specified on Appendix A and based upon the average daily net assets of a Fund's Shares owned of record or beneficially by your customers from time to time for which you provide services hereunder, which fee will be computed daily and payable monthly. The fee rate may be prospectively increased or decreased by the Trust, in its sole discretion, at any time upon notice to you. Further, the Trust may, in its discretion and without notice, suspend or withdraw the sale of such Shares, including the sale of such Shares to you for the account of any customer(s).

         Section 6. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Agreement will provide to the Trust's Board of Trustees, and the Trustees will review, at least quarterly, a written report of the amounts so expended and the entities to whom such expenditures were made. In addition, you will furnish the Trust or its designees with such information as the Trust or its designees may reasonably request (including, without limitation, periodic certifications confirming the provision to customers of some or all of the services described herein), and will otherwise cooperate with the Trust and its designees (including, without limitation, any auditors designated by the Trust), in connection with the preparation of reports to the Trust's Board of Trustees concerning this Agreement and the monies paid or payable by the Trust pursuant hereto, as well as any other reports or filings that may be required by law.

         Section 7. We may enter into other similar Servicing Agreements with any other person or persons without your consent.

         Section 8. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) in no event will any of the services provided by you hereunder be primarily


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
intended to result in the sale of any shares issued by the Trust; (ii) the compensation payable to you hereunder, together with any other compensation you receive from customers for services contemplated by this Agreement, will be fully disclosed to your customers, will be authorized by your customers and will not be excessive or unreasonable under the laws and instruments governing your relationships with your customers; and (iii) if you are subject to the provisions of the Glass-Steagall Act and other laws governing, among other things, the conduct of activities by federally chartered and supervised banks and other affiliated banking organizations, you will perform only those activities which are consistent with your statutory and regulatory obligations and will act solely as agent for, upon the order of, and for the account of, your customers.

         Section 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by the Trust or its designee. This Agreement may be terminated at any time, without the payment of any penalty with respect to a Fund by the Trust (which termination may be by vote of a majority of the members of the Board of Trustees of the Trust and who have no direct or indirect financial interest in the operation of the Administrative Servicing Plan or in any related agreements to the Administrative Servicing Plan ("Disinterested Trustees") or by a majority of the outstanding voting securities of that Fund) on notice to you.

         Section 10. All notices and other communications to either you or the Trust will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address shown in this Agreement.

         Section 11. This Agreement will be construed in accordance with the laws of the State of Delaware and is non-assignable by the parties hereto.

         Section 12. This Agreement, or form thereof, has been approved by vote of a majority of (i) the Trust's Board of Trustees and (ii) the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such approval.

         Section 13. Governor Funds is a business trust organized under Delaware law and under an Agreement and Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Delaware as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Governor Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust personally, but bind only the assets of the Trust and all persons dealing with any of the Funds of the Trust must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

         Section 14. You represent and warrant that all services rendered and all computer systems used in the performance of your obligations under this Agreement shall be Year 2000 Compliant. "Year 2000 Compliant" means that the services and systems are designed to and shall:

         (a) operate in the year 2000 and later with four digit year date capability;



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
         (b) operate fault-free in the processing of date and date-dependant data before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing date calculations, comparison and sequencing;

         (c) function accurately and without interruption before, during, and after January 1, 2000, without any adverse effect on operations and associated with the advent of the new century; and

         (d) store and provide output of date information in ways that are unambiguous as to century.

The representations and warranties contained herein may not be disclaimed or limited by operation of law.

         If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to the Trust's designee, BISYS Fund Services Limited Partnership, d/b/a BISYS Fund Services, c/o _______________ at 3435 Stelzer Road, Columbus, Ohio 43219.

Very truly yours,

GOVERNOR FUNDS

By:_______________________________
      (name)         (title)

Date:

Accepted and Agreed to:

__________________________________

By:_______________________________
      Authorized Officer, Title

Date:
__________________________________
Taxpayer Identification Number




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                                   APPENDIX A

NAME OF FUND                                                FEE
------------                                                ---
Prime Money Market Fund                                            %

U.S. Treasury Obligations Money Market Fund                        %

Established Growth Fund                                            %

Aggressive Growth Fund                                             %

Emerging Growth Fund                                               %

International Equity Fund                                          %

Intermediate Term Income Fund                                      %

Limited Term Duration Government Securities Fund                   %

Pennsylvania Municipal Bond Fund                                   %

Lifestyle Conservative Growth Fund                                 %

Lifestyle Moderate Growth Fund                                     %

Lifestyle Growth Fund                                              %